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                                                           EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of West TeleServices Corporation on Form S-8 of our reports dated February 5, 1997, appearing in the Annual Report on Form 10-K of West TeleServices Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 1, 1997